Exhibit 99.1

CAI International, Inc. Reports Record Fourth Quarter Results and Full Year 2020 Results, Announces Increase in its Quarterly Dividend and Expands its Share Repurchase Program

SAN FRANCISCO--(BUSINESS WIRE)--February 16, 2021--CAI International, Inc. (“CAI” or the “Company”) (NYSE: CAI), one of the world’s leading transportation finance companies, today reported results for the fourth quarter and full year of 2020.

Highlights

  Net income from continuing operations attributable to CAI common stockholders for the fourth quarter of 2020 was a record $32.5 million, or $1.81 per fully diluted share.
  Adjusted net income from continuing operations attributable to CAI common stockholders1 for the fourth quarter of 2020 was also a record at $31.6 million, or $1.76 per fully diluted share.
  Return on equity on adjusted net income from continuing operations1 was 21.2% in the fourth quarter of 2020.
  Container lease revenue for the fourth quarter of 2020 was a record $81.6 million, compared to $73.9 million in the third quarter of 2020.
  CAI’s Board of Directors declared a cash dividend of $0.30 per common share payable on March 25, 2021 to shareholders of record as of March 11, 2021.
  Average CEU utilization for CAI’s owned container fleet during the fourth quarter of 2020 was 99.3%, compared to 98.4% for the third quarter of 2020. Current CEU utilization is 99.7%.
  Under the previously approved share repurchase program, CAI repurchased approximately 249,000 shares of common stock during the fourth quarter of 2020 at an average price of $31.95 per share. CAI has purchased an additional 390,000 shares in the first quarter of 2021 to date.
Financial and Operating Highlights

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019

Container lease revenue	$81,567	$73,890	$73,521

Continuing operations GAAP
Net income attributable to common stockholders	$32,511	$15,295	$10,589
Net income per share - diluted	$1.81	$0.86	$0.60

Continuing operations non-GAAP [1]
Adjusted net income attributable to common stockholders	$31,622	$18,701	$10,589
Adjusted net income per share - diluted	$1.76	$1.06	$0.60

Return on equity (continuing operations) [2]	21.2%	12.7%	7.3%

Total container fleet size in CEUs at end of period	1,798,520	1,732,547	1,727,816
Container fleet utilization at end of period	99.6%	99.0%	98.3%
[1] Refer to the “Reconciliation of GAAP Amounts to Non-GAAP Amounts” and “Use of Non-GAAP Financial Measures” set forth below.
[2] Refer to the “Calculation of Return on Equity” set forth below.

Timothy Page, Interim President and Chief Executive Officer of CAI, commented, “We are very pleased with our results during the fourth quarter. Adjusted net income from continuing operations attributable to CAI common stockholders was a record $31.6 million, an increase of 69% compared to the third quarter of 2020. Container lease revenue was $82 million, also a record, and a 10% increase from the third quarter.

“During the quarter we delivered on all of our stated initiatives to maximize shareholder value:

  We invested aggressively, leasing out $154 million in new long-dated leases with attractive yields and an average tenure of 11 years. Since the end of June 2020, we have invested $300 million and grown our container revenue assets by 6%. This investment, with its long-term attractive yields, combined with our industry leading utilization and low, long-term funding costs, resulted in an ROE of 21.2% in the fourth quarter.
  We completed the divestiture of our non-container assets with the sale of our rail business, which closed on December 29, 2020. Combined with the sale of our logistics business in August, CAI is now 100% focused on its container leasing business.
  We are actively returning capital to shareholders, increasing our quarterly dividend 20% from $0.25 to $0.30 per share.
  We have repurchased 3.6% of our common shares since the beginning of the fourth quarter of 2020. In addition, the Board has expanded our share repurchase program by an additional two million shares.

“Our singular focus is to continue to prudently allocate capital to drive shareholder value.”

Mr. Page continued, “The global container market has been remarkable the past several quarters, demand has been unprecedented and container prices have risen to record levels. We expect container demand to remain strong throughout 2021. We have a robust forward order book and have commitments for the delivery of $340 million of new containers through early Q3 of 2021, and expect to secure additional commitments as we work with several customers to provide financing for their container production. We continue to focus on ultra-long life-cycle leases and because of the historically high container prices, are limiting our speculative production commitments.

“The Company continues to maintain its exceptional industry leading utilization. Average utilization in the fourth quarter was 99.3%. Utilization at the quarter end was 99.6%, and is currently 99.7%. Our continuing strong performance in utilization reflects the long-term nature of our contracts, our focus on tight contract redelivery terms and ongoing fleet management; all of which underscore the long-term committed nature of our cash flow.

“Our average cash interest rate at the end of the fourth quarter was 2.25%, and 83% of the Company’s debt is now fixed rate. CAI has a record level of liquidity which will allow us to take advantage of favorable container investment opportunities as well as continue to return capital to shareholders.

“We expect the record results we achieved in the fourth quarter to set the stage for a strong 2021. However, we anticipate that net income may be slightly lower in the first quarter as a result of two fewer billing days as compared to the fourth quarter and a probable reduction in container sales as result of a lack of available inventory due to our high utilization levels.”

Mr. Page concluded, “We are very optimistic about 2021. We enter the year with strong cash flows supported by long-term leases, virtually no off-lease equipment, and low, long-term fixed rate financing costs. As a result of these favorable factors, combined with our forward order book, we expect to continue to deliver exceptional ROE’s for our shareholders.”

Additional information on CAI's results, as well as comments on market trends, is available in a presentation posted today on the "Investors" section of CAI's website, www.capps.com.

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash	$26,691	$19,870
Cash held by variable interest entities	26,856	26,594
Current portion of restricted cash	600	-
Accounts receivable, net of allowance for doubtful accounts of $393 and $7,671
at December 31, 2020 and 2019, respectively	65,310	72,984
Current portion of net investment in finance leases	78,992	71,228
Prepaid expenses and other current assets	16,213	7,849
Assets held for sale	-	322,294
Total current assets	214,662	520,819
Restricted cash	12,355	26,775
Rental equipment, net of accumulated depreciation of $669,360 and $588,815
at December 31, 2020 and 2019, respectively	1,781,321	1,820,735
Net investment in finance leases	550,573	495,488
Financing receivable	48,888	30,693
Other non-current assets	4,833	7,255
Total assets	$2,612,632	$2,901,765

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,666	$4,534
Accrued expenses and other current liabilities	29,598	25,206
Unearned revenue	3,029	6,405
Current portion of debt	183,448	218,094
Rental equipment payable	100,509	25,137
Liabilities held for sale	-	8,752
Total current liabilities	320,250	288,128
Debt	1,562,283	1,880,122
Derivative instruments	80	-
Deferred income tax liability	24,442	35,376
Other non-current liabilities	3,337	4,899
Total liabilities	1,910,392	2,208,525

Stockholders' equity
Preferred stock, par value $.0001 per share; authorized 10,000,000
8.50% Series A fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 2,199,610 shares, at liquidation preference	54,990	54,990
8.50% Series B fixed-to-floating rate cumulative redeemable perpetual preferred
stock, issued and outstanding 1,955,000 shares, at liquidation preference	48,875	48,875
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding
17,562,779 and 17,479,127 shares at December 31, 2020 and 2019, respectively	2	2
Additional paid-in capital	100,795	102,709
Accumulated other comprehensive loss	(5,743)	(6,630)
Retained earnings	503,321	493,294
Total stockholders' equity	702,240	693,240
Total liabilities and stockholders' equity	$2,612,632	$2,901,765

CAI International, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue
Container lease revenue	$81,567	$73,521	$294,013	$298,853

Operating expenses
Depreciation of rental equipment	27,791	27,536	109,856	111,917
Storage, handling and other expenses	3,453	4,902	17,758	17,533
Gain on sale of rental equipment	(4,350)	(1,555)	(10,204)	(4,402)
Administrative expenses	7,982	10,664	27,312	34,188
Total operating expenses	34,876	41,547	144,722	159,236

Operating income	46,691	31,974	149,291	139,617

Other expenses
Net interest expense	12,169	19,113	61,565	79,174
Write-off of debt issuance costs	2,297	-	6,135	-
Other (income) expense	(494)	(224)	(651)	313
Total other expenses	13,972	18,889	67,049	79,487

Income before income taxes	32,719	13,085	82,242	60,130
Income tax expense	(2,000)	288	1,800	4,783

Income from continuing operations	34,719	12,797	80,442	55,347
Loss from discontinued operations, net of income taxes	(20,473)	(75)	(52,709)	(24,336)
Net income	14,246	12,722	27,733	31,011
Preferred stock dividends	2,208	2,208	8,829	8,829
Net income attributable to CAI common stockholders	$12,038	$10,514	$18,904	$22,182

Amounts attributable to CAI common stockholders
Net income from continuing operations	$32,511	$10,589	$71,613	$46,518
Net loss from discontinued operations	(20,473)	(75)	(52,709)	(24,336)
Net income attributable to CAI common stockholders	$12,038	$10,514	$18,904	$22,182

Net income (loss) per share attributable to
CAI common stockholders
Basic
Continuing operations	$1.84	$0.61	$4.08	$2.62
Discontinued operations	(1.16)	(0.01)	(3.00)	(1.37)
Total basic	$0.68	$0.60	$1.08	$1.25
Diluted
Continuing operations	$1.81	$0.60	$4.03	$2.58
Discontinued operations	(1.14)	(0.00)	(2.97)	(1.35)
Total diluted	$0.67	$0.60	$1.06	$1.23

Weighted average shares outstanding
Basic	17,711	17,379	17,546	17,731
Diluted	17,949	17,667	17,763	18,011

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$27,733	$31,011
Loss from discontinued operations, net of income taxes	(52,709)	(24,336)
Income from continuing operations	80,442	55,347
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	110,650	112,127
Amortization and write-off of debt issuance costs	9,440	3,921
Stock-based compensation expense	1,775	2,582
Unrealized (gain) loss on foreign exchange	(790)	16
Gain on sale of rental equipment	(10,204)	(4,402)
Deferred income taxes	1,369	4,208
Bad debt (recovery) expense	(6,262)	5,613
Changes in other operating assets and liabilities:
Accounts receivable	10,999	3,065
Prepaid expenses and other assets	(1,781)	(2,067)
Net investment in finance leases	74,444	65,688
Accounts payable, accrued expenses and other liabilities	348	6,633
Unearned revenue	(540)	5
Net cash provided by operating activities of continuing operations	269,890	252,736
Net cash provided by operating activities of discontinued operations	7,126	1,261
Net cash provided by operating activities	277,016	253,997
Cash flows from investing activities
Purchase of rental equipment	(218,985)	(316,857)
Purchase of financing receivable	(30,846)	(37,139)
Proceeds from sale of rental equipment	101,297	81,692
Receipt of principal payments from financing receivable	6,368	2,720
Purchase of furniture, fixtures and equipment	(465)	(1,954)
Net cash used in investing activities of continuing operations	(142,631)	(271,538)
Net cash provided by investing activities of discontinued operations	108,663	123,093
Net cash provided by (used in) investing activities	(33,968)	(148,445)
Cash flows from financing activities
Proceeds from debt	1,186,537	705,045
Principal payments on debt	(1,349,918)	(631,875)
Debt issuance costs	(9,077)	(839)
Proceeds from issuance of common stock	163	-
Repurchase of common stock	(7,946)	(34,118)
Dividends paid to common stockholders	(8,877)	-
Dividends paid to preferred stockholders	(8,829)	(8,829)
Exercise of stock options	4,000	1,285
Net cash (used in) provided by financing activities of continuing operations	(193,947)	30,669
Net cash used in financing activities of discontinued operations	(55,935)	(139,148)
Net cash used in financing activities	(249,882)	(108,479)
Effect on cash of foreign currency translation	97	183
Net decrease in cash and restricted cash	(6,737)	(2,744)
Cash and restricted cash at beginning of the period	73,239	75,983
Cash and restricted cash at end of the period	$66,502	$73,239

CAI International, Inc.
Fleet Data
(UNAUDITED)

			As of December 31,
			2020	2019

Owned container fleet in TEUs			1,688,351	1,611,527
Managed container fleet in TEUs			56,298	69,650
Total container fleet in TEUs			1,744,649	1,681,177

Owned container fleet in CEUs			1,727,202	1,642,118
Managed container fleet in CEUs			71,318	85,698
Total container fleet in CEUs			1,798,520	1,727,816

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Average Utilization
Container fleet utilization in CEUs	99.3%	98.4%	98.5%	98.6%
Owned container fleet utilization in CEUs	99.3%	98.5%	98.5%	98.7%

			As of December 31,
			2020	2019
Period Ending Utilization
Container fleet utilization in CEUs			99.6%	98.3%
Owned container fleet utilization in CEUs			99.6%	98.4%

Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs.
The total container fleet excludes new units not yet leased and off-hire units designated for sale.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

CAI International, Inc.
Reconciliation of GAAP Amounts to Non-GAAP Amounts
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019

Amounts attributable to CAI common stockholders

Net income from continuing operations	$32,511	$15,295	$10,589
Write-off of debt issuance costs	2,297	3,406	-
Revaluation of deferred tax liability as a result of a change in future state
apportionment caused by the sale of the logistics and rail businesses	(3,186)	-	-
Adjusted net income from continuing operations	$31,622	$18,701	$10,589

Diluted net income per share from continuing operations	$1.81	$0.86	$0.60

Diluted adjusted net income per share from continuing operations	$1.76	$1.06	$0.60

Weighted average diluted common shares outstanding	17,949	17,706	17,667

CAI International, Inc.
Calculation of Return on Equity
(In thousands)
(UNAUDITED)

	Three Months Ended
	December 31,	September 30,	December 31,
	2020	2020	2019

Adjusted net income from continuing operations	$31,622	$18,701	$10,589
Annualized adjusted net income from continuing operations	126,488	74,804	42,356

Average shareholders' equity [1]	$596,770	$589,384	$583,315

Return on equity	21.2%	12.7%	7.3%

[1] Average shareholders' equity was calculated using the quarter's beginning and ending shareholders' equity, excluding preferred stock.

Conference Call

A conference call to discuss the financial results for the fourth quarter of 2020 will be held on Tuesday, February 16, 2021 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-888-398-8098; outside of the U.S., call 1-707-287-9363. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q4 2020 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our fourth quarter 2020 results is available on the “Investors” section of our website, www.capps.com.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes net income and earnings per share adjusted to reflect the impact of a non-recurring write-off of debt issuance costs and a non-recurring revaluation of deferred tax liability. This press release also refers to return on equity, which is calculated using the non-GAAP financial measure, adjusted net income. These measures are not in accordance with, or an alternative for, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. Management utilizes return on equity in evaluating how much profit the Company generates on the shareholders’ equity in the Company and believes it is useful for comparing the profitability of companies in the same industry. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided a reconciliation to the corresponding GAAP financial measures for comparative purposes.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of December 31, 2020, CAI operated a worldwide fleet of approximately 1.8 million CEUs of containers. CAI operates through 14 offices located in 12 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to: management’s business outlook for the container leasing business, management’s decision to divest of CAI’s non-core businesses and management's outlook for growth of CAI’s leasing investments. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to: utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

Contacts

David Morris, Chief Accounting Officer
(415) 788-0100
dmorris@capps.com